Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

The South Financial Group, Inc.

We consent to the incorporation by reference in the registration statements (Nos. 33-79668, 333-31948, 333-53170, 333-99159, 333-102877, 333-103763, 333-104947, 333-109578, 333-111805, 333-177409, 333-117508, and 333-124859) on Form S-8 and the registration statements (Nos. 333-112404, 333-106578, 333-120366, and 333-137578) on Form S-3 of The South Financial Group, Inc. of our report dated March 10, 2006, with respect to the consolidated balance sheet of The South Financial Group, Inc. as of December 31, 2005, and the related consolidated statements of income, changes in shareholders’ equity and comprehensive income, and cash flows for each of the years in the two-year period ended December 31, 2005, which report appears in the December 31, 2006, annual report on Form 10-K of The South Financial Group, Inc.

/s/ KPMG LLP

Greenville, South Carolina

February 28, 2007